Pricing Supplement No.91L Dated February 16, 2000      Rule 424(b)(2)
(To Prospectus dated February 11, 2000 and             File No's.333-94393
Prospectus Supplement dated February 11, 2000)             and 33-64261

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $50,000,000.00
	Issue Price: 100.00%
	Commission or Discount:$40,000.00
	Proceeds to Company:  $49,960,000.00

 Agent: BEAR STEARNS

	Agent's Capacity:  [ ]     As agent    [x]  As principal

	If as principal
		[X ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: FEBRUARY 22, 2000
	Stated Maturity:	   	FEBRUARY 22, 2002

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[] 	Fixed Rate Note:
    Interest Rate:

[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [X ] CMT [ ]
			     LIBOR Telerate []  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates:


	Interest Payment Dates: The 22nd of May, August, November and
                         February
 Interest  Reset Dates:  DAILY  (PAY QUARTERLY)


	Index Maturity:
	Spread (+/-):+30 BP
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [x]